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                                                                   EXHIBIT 10-98


                                      SIXTH
                              AMENDED AND RESTATED
                                 PROMISSORY NOTE


$3,468,042                                                     December 30, 1999


         FOR VALUE RECEIVED, LEXINGTON PRECISION CORPORATION, a Delaware corporation (the "Debtor"), hereby unconditionally promises to pay to the order of CONGRESS FINANCIAL CORPORATION, a Delaware corporation, as successor by merger to Congress Financial Corporation, a California corporation (the "Payee"), at the offices of Payee at 1133 Avenue of the Americas, New York, New York 10036, or at such other place as the Payee or any holder hereof may from time to time designate, the principal sum of THREE MILLION FOUR HUNDRED SIXTY-EIGHT THOUSAND AND FORTY-TWO DOLLARS ($3,468,042) in lawful money of the United States of America and in immediately available funds, in fifty-one (51) consecutive monthly installments (or earlier as hereinafter referred to) on the first day of each month, commencing January 1, 2000, of which the first fifty
(50) installments shall each be in the amount of SIXTY-EIGHT THOUSAND DOLLARS ($68,000), and the last (i.e. fifty-first (51st)) installment shall be in the amount of the entire unpaid balance of this Note.

         Debtor hereby further promises to pay interest to the order of Payee on the unpaid principal balance hereof at the Interest Rate. Such interest shall be paid in like money at said office or place from the date hereof, commencing on January 1, 2000 and on the first day of each month thereafter until the indebtedness evidenced by this Note is paid in full. Interest payable upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements shall be payable upon demand. Debtor hereby further promises to pay to the order of Payee on January 1, 2000, the interest due under the terms of the LPC Fifth Restated Note (as hereinafter defined) for the period from December 1, 1999 to and including December 29, 1999. The amendment and restatement provided for herein shall not effect the obligations of Debtor to pay interest under the term of the LPC Fifth Restated Note for such period.

         For purposes hereof, (a) the term "Interest Rate" shall mean, as to Prime Rate Loans, a rate equal to the Prime Rate, and as to Eurodollar Rate Loans, a rate of two and one-half (2 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate; provided, that, at Payee's option, the Interest Rate shall mean a rate of two (2%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and a rate of four and one-half (4 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, upon and during the continuance of an Event of Default or following the effective date of termination or non-renewal of the Financing Agreements, and (b) the term "Prime Rate" shall mean the rate from time to time publicly
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announced by First Union National Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings assigned thereto in the Accounts Agreement (as hereinafter defined) and the other Financing Agreements.

         The Interest Rate applicable to Prime Rate Loans payable hereunder shall increase or decrease by an amount equal to each increase or decrease, respectively, in the Prime Rate, effective on the first day of the month after any change in such Prime Rate, based on the Prime Rate in effect on the last day of the month in which any such change occurs. Interest shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. In no event shall the interest charged hereunder exceed the maximum permitted under the laws of the State of New York or other applicable law.

         This Note is the "LPC Sixth Restated Note" issued pursuant to the terms and provisions of the letter agreement re: Amendment to Financing Agreements, dated as of the date hereof, between Debtor and Payee. The principal amount of this Note represents the unpaid principal balance outstanding under that certain Fifth Amended and Restated Promissory Note, dated January 28, 1999, in the original principal sum of $6,268,005, made by Debtor to Payee (the "LPC Fifth Restated Note"). None of the outstanding indebtedness evidenced by the LPC Fifth Restated Note shall be deemed extinguished by Debtor's issuance or Payee's acceptance of this Note. This Note shall be deemed to substitute for, and to amend and restate in its entirety, the LPC Fifth Restated Note as to the indebtedness previously evidenced thereby, and the LPC Fifth Restated Note shall be so marked by Payee.

         This Note is secured by the "Collateral" described in the Accounts Financing Agreement [Security Agreement], dated January 11, 1990, by and between Payee and Debtor, as amended (the "Accounts Agreement") and any agreement, document or instrument now or at any time hereafter executed and/or delivered in connection therewith or related thereto (the foregoing, as the same now exist or may hereafter be amended, modified, supplemented, renewed, extended, restated or replaced, are hereinafter collectively referred to as the "Financing Agreements") and is entitled to all of the benefits and rights thereof and of the Financing Agreements. At the time any payment is due hereunder, at its option, Payee may charge the amount thereof to any account of Debtor maintained by Payee.

         If any principal or interest payment is not made when due hereunder (or under the LPC Fifth Restated Note as provided for herein), and such failure shall continue for three (3) days, or if any other Event of Default (as defined in the Accounts Agreement) shall occur for any reason, or if the Financing Agreements shall be terminated or not renewed for any reason whatsoever, then and in any such event, in addition to all rights and remedies of Payee under the Financing Agreements, applicable law or otherwise, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively and concurrently, Payee may, at its option, declare any or all of Debtor's obligations, liabilities and indebtedness owing to Payee under the Financing Agreements (the "Obligations"), including, without limitation, all amounts owing


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under this Note, to be due and payable, whereupon the then unpaid balance hereof together with all interest accrued thereon, shall forthwith become due and payable, together with interest accruing thereafter at the then applicable rate stated above until the indebtedness evidenced by this Note is paid in full, plus the costs and expenses of collection hereof, including, but not limited to, reasonable attorneys' fees.

         Debtor (i) waives diligence, demand, presentment, protest and notice of any kind, (ii) agrees that it will not be necessary for any holder hereof to first institute suit in order to enforce payment of this Note and (iii) consents to any one or more extensions or postponements of time of payment, release, surrender or substitution of collateral security, or forbearance or other indulgence, without notice or consent. Upon the occurrence of any Event of Default and during the continuance thereof, Payee shall have the right, but not the obligation to setoff against this Note all money owed by Payee to Debtor.

         Payee shall not be required to resort to any Collateral for payment, but may proceed against Debtor and any guarantors or endorsers hereof in such order and manner as Payee may choose. None of the rights of Payee shall be waived or diminished by any failure or delay in the exercise thereof.

         Debtor hereby waives the right to a trial by jury and all rights of setoff and rights to interpose counterclaims and cross-claims in any litigation or proceeding arising in connection with this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral, other than compulsory counterclaims, the non-assertion of which would result in a permanent waiver. Debtor hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York and of the United States District Court for the Southern District of New York for all purposes in connection with any action or proceeding arising out of or relating to this Note, the Accounts Agreement, the other Financing Agreements, the Obligations or the Collateral and further consents that any process or notice of motion or other application to said Courts or any judge thereof, or any notice in connection with any proceeding hereunder may be served (i) inside or outside the State of New York by registered or certified mail, return receipt requested, and service or notice so served shall be deemed complete five (5) days after the same shall have been posted or (ii) in such other manner as may be permissible under the rules of said Courts. Within thirty (30) days after such mailing, Debtor shall appear in answer to such process or notice of motion or other application to said Courts, failing which Debtor shall be deemed in default and judgment may be entered by Payee against Debtor for the amount of the claim and other relief requested therein.

         The execution and delivery of this Note has been authorized by the Board of Directors of Debtor.

         This Note, the other Obligations and the Collateral shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the successors and assigns of Debtor and inure to the benefit of Payee and its successors, endorsees and assigns. If


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any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

         This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Payee or the holder hereof.

         Whenever used herein, the terms "Debtor" and "Payee" shall be deemed to include their respective successors and assigns.

                                         LEXINGTON PRECISION
                                          CORPORATION
ATTEST:
                                         By: /s/ Warren Delano
/s/ Karen Novak                              ---------------------------
    ------------------------------
    Assistant Secretary                  Title:  President
[Corporate Seal]                               -------------------------


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